                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.___)

[X]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 167;240.14a-12

                             Comforce Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                             COMFORCE CORPORATION
                    415 CROSSWAYS PARK DRIVE, P.O. BOX 9006
                           WOODBURY, NEW YORK 11797

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 13, 2002

     As a stockholder of COMFORCE Corporation (the "Company"), you are invited to be present, or represented by proxy, at the Company's 2002 Annual Meeting of Stockholders, to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York on June 13, 2002 at 10:00 a.m., New York City time, and any adjournments thereof, for the following purposes:

     1. To elect John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor and Gordon Robinett to the Board of Directors of the Company for terms of one (1) year. See "Proposal No. 1--Election of Directors" in the Proxy Statement.

     2. To approve the COMFORCE Corporation 2002 Stock Option Plan. See "Proposal No. 2 -- Stock Option Plan" in the Proxy Statement.

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 29, 2002. See "Proposal No. 3--Selection of Auditors" in the Proxy Statement.

     4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 30, 2002 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's Common Stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

     If you plan to vote at the meeting in person and your shares are held in the name of your broker, bank or other nominee, please request from such broker, bank or other nominee a letter to present to the judge of the election evidencing your ownership of the shares and your authority to vote the shares at the meeting.

                         By Order of the Board of Directors

                         Harry V. Maccarrone
                         Secretary

May 6, 2002

                             COMFORCE CORPORATION
                    415 CROSSWAYS PARK DRIVE, P.O. BOX 9006
                           WOODBURY, NEW YORK 11797

                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 13, 2002

                                PROXY STATEMENT

     This Proxy Statement and the Notice of Annual Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about May 10, 2002, are furnished in connection with the solicitation by the Board of Directors of COMFORCE Corporation, a Delaware corporation (the "Company" or "COMFORCE"), of proxies to be voted at the annual meeting of stockholders to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York on June 13, 2002 at 10:00 a.m., New York City time, and any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on April 30, 2002 (the "record date") will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 16,659,271 shares of Common Stock of the Company outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card. Unless instructions to the contrary are given, each properly executed proxy will be voted (1) to elect John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor and Gordon Robinett as directors of the Company, (2) to approve the COMFORCE Corporation 2002 Stock Option Plan, (3) to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 29, 2002 and (4) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding shares of the Company's Common Stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality. The favorable vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve or adopt the other proposals presented to the meeting.

     This Proxy Statement is being solicited by the Board of Directors of the Company. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, facsimile or in person without additional compensation therefor.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of from three to nine persons as fixed by the Board. Six persons have been nominated to serve as directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the stockholders will be voted, unless otherwise directed, in favor of electing the following persons as directors:
John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor and Gordon Robinett.

     Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees."

RECOMMENDATION

     The Board of Directors recommends a vote "FOR" the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.


                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

DIRECTORS AND NOMINEES

     Set forth below is information concerning each director and nominee for director of the Company, including his or her business experience during at least the past five years, his or her positions with the Company and the Company's wholly-owned subsidiary, COMFORCE Operating, Inc. ("COI"), and certain directorships held by him or her. Each nominee is currently a director of the Company. There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director or nominee and another person pursuant to which he or she was selected as a director or nominee. Each director is to hold office until the next annual meeting of the stockholders or until his or her successor has been elected and qualified.

NAME                                      AGE             CURRENT POSITION WITH THE COMPANY
----                                      ---             ---------------------------------
John C. Fanning....................       70              Chairman of the Board, Chief Executive Officer and
                                                          Director
Harry V. Maccarrone................       54              Executive Vice President, Chief Financial Officer,
                                                          Secretary and Director
Rosemary Maniscalco................       61              Vice Chairman of the Board and Director
Kenneth J. Daley...................       64              Director
Daniel Raynor......................       42              Director
Gordon Robinett....................       66              Director

     John C. Fanning has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1998. From 1997 to 1998 he was President of the Company's Financial Outsourcing Services and Human Capital Management divisions. Mr. Fanning was the founder of Uniforce Services, Inc. ("Uniforce") and served as its Chairman, Chief Executive Officer and President and as one of its directors from 1961, the year in which Uniforce's first office was opened, until its acquisition by the Company in 1997. Mr. Fanning entered the employment field in 1954, when he founded the Fanning Personnel Agency, Inc., his interest in which he sold in 1967 to devote his efforts solely to Uniforce's operations. He also founded and served as the first president of the Association of Personnel Agencies of New York.

     Harry V. Maccarrone has served as Executive Vice President, Secretary and a Director of the Company since 1998 and as the Chief Financial Officer of the Company since 2000. Mr. Maccarrone, who joined Uniforce in 1988 as Assistant Vice President--Finance, served as Vice President--Finance of Uniforce from 1989 to 1997. From 1989 until 1997 he also served as Uniforce's Treasurer and Chief Financial Officer.

     Rosemary Maniscalco has served as the Vice Chairman of the Company since August 2001 and as a Director of the Company since June 2001. She has also served since 1999 as the president of Corporate ImageMakers, Inc., a consulting company that advises corporations on critical employment and timely workplace issues. Prior thereto, Ms. Maniscalco served with Uniforce from 1981 until its 1997 merger with the Company, including as a member of Uniforce's board of directors (from 1984 to 1997) and as its president and chief operating officer (from 1992 to 1997). Following Uniforce's merger with the Company, she served as the president of the Company's Staff Augmentation division until joining Corporate ImageMakers(TM) in 1999.

     Kenneth J. Daley has served as a Director of the Company since 1999. From 1957 until his retirement in 1998, Mr. Daley held various positions with Chase Manhattan Bank ("Chase") and, prior to its acquisition by Chase, Chemical Banking Corporation, most recently as Division Executive responsible for middle market business in the Long Island region. He currently serves as a director of National Medical Health Card Systems Inc., a provider of prescription benefit management services, a consultant to Key Span Energy and Citicorp, a trustee of Briarcliff College and a trustee of the Long Island Catholic Charities.

     Daniel Raynor has served as a Director of the Company since 1998. He is a managing partner of The Argentum Group, a private equity firm, a position he has held since 1987. Mr. Raynor also serves as a director of NuCO\\2\\, Inc., a public company, and several privately-held companies. He received a B.S. in economics from The Wharton School, University of Pennsylvania.

     Gordon Robinett has served as a Director of the Company since 1998. He is currently a consultant to Command Security, a security services firm based in Poughkeepsie, New York. Mr. Robinett retired as the vice president--finance and treasurer of Uniforce in 1989, after more than 20 years of service.

MEETINGS OF THE BOARD OF DIRECTORS

     In 2001, the Board of Directors of the Company conducted five meetings. Each director of the Company attended at least 75% of the meetings held during the time he or she served as director.

COMMITTEES

     The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Stock Option Committee.

     The functions of the Audit Committee include recommending independent auditors to be retained by the Company; conferring with the independent auditors regarding their audit of the Company's financial statements and other financial matters; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; and recommending changes in financial policies or procedures as suggested by the auditors. The current members of the Audit Committee, Messrs. Daley, Robinett and Raynor, are independent directors as defined by the rules of the American Stock Exchange. The Audit Committee held four meetings during 2001 and acted by unanimous consent on two other occasions. All of the members of the Committee attended at least 75% of these meetings. See "Report of the Audit Committee."

     The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits, exclusive of stock options and stock appreciation rights. Messrs. Daley and Robinett are currently members of the Compensation Committee. The Compensation Committee did not meet in 2001.

     The Stock Option Committee has responsibility for administering the Company's Long-Term Investment Plan and awarding and fixing the terms of stock option grants. Messrs. Daley and Robinett are currently members of the Stock Option Committee. The Stock Option Committee did not meet in 2001.

                      PROPOSAL NO. 2 -- STOCK OPTION PLAN

BACKGROUND INFORMATION

     On April 19, 2002, the Board of Directors of the Company adopted the COMFORCE Corporation 2002 Stock Option Plan (the "Plan"), subject to its submission to and approval by the stockholders of the Company. The Company may also grant options under its existing Long-Term Stock Investment Plan until December 31, 2002. The Plan authorizes the grant of options to purchase up to 1,000,000 shares of the Company's common stock to executives, directors, employees and agents of the Company and its subsidiaries. Approval of the Plan by the holders of a majority of the common stock of the Company who are entitled to vote and are represented in person or by proxy at the annual meeting (assuming a quorum exists) is necessary for the Company to issue incentive stock options thereunder, but the Plan can otherwise be continued in effect on the basis of the Board's adoption.

PARTICIPATION IN THE PLAN

     All officers, directors (including members of the Committee), employees, consultants and agents who, in the opinion of the Committee, have the capability of making a substantial contribution to the success of the Company are eligible to participate in the Plan. The Company estimates that four executive officers, four directors (who are not executive officers), and approximately 100 other officers and employees will be eligible to participate in the Plan. Under the Plan, the Stock Option Committee has authority to award options to eligible persons on the basis of the nature of their duties, their present and potential contributions to the success of the Company and like factors. The Plan is intended to offer participants substantial incentives to join or continue to serve the Company and, by aligning their interests with those of shareholders, to act in a manner calculated to maximize shareholder value. The Committee has not determined whether it will award any options under the Plan in 2002.

SUMMARY OF THE PLAN

     The following summary of the Plan is qualified by reference to the full text of the Plan set forth in Annex A to this Proxy Statement. Generally, the Committee or the Board may modify the standard option terms as set forth in the Plan in any specific option agreement.

     PURPOSE. The purpose of this Plan is to closely associate the interests of directors, officers, key employees, consultants and agents of the Company with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains; provide Plan participants with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to attract, retain and motivate Plan participants.

     ADMINISTRATION. The Plan will be administered by either the full Board of Directors or a Stock Option Committee (the "Committee") consisting of at least two members of the Company's Board. Each member of the Committee must be a "non-employee director" (as defined under applicable rules of the Securities and Exchange Commission) when the Committee is acting to grant options to participants who are also directors or officers. In addition, each member of the Committee must be an "outside director" within the meaning of applicable regulations under the Internal Revenue Code of 1986 (the "Code") when the Committee is acting to grant options to the Company's chief executive officer, one of the four most highly compensated officers (other than the chief executive officer) or any participant who, in the judgment of the Board, is reasonably likely to attain such status within the exercise period of any contemplated option.

     EXERCISE PRICE OF OPTIONS. The option price per share of common stock deliverable upon the exercise of an option is the price determined by the Committee at the time the option is granted, but cannot be less than 100% of the fair market value of the Company's common stock on the date of grant.

     TERM OF OPTIONS. The Plan provides for each option to have such term, not in excess of 10 years, as is determined by the Committee, subject to immediate termination in the event of the voluntary or involuntary termination of any participant, except in the event of a termination due to (i) death, in which event the option shall continue to be exercisable for a period of one year from the date of death (unless the option earlier terminates) or (ii) retirement or permanent disability, in which event the option shall continue to be exercisable for a period of 36 months from the date of termination of the participant's employment (unless the option earlier terminates). No awards may be made under the Plan after April 19, 2012, the tenth anniversary of the original adoption date of the Plan by the Board of Directors. However, all awards made under the Plan prior to this date will remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards. In addition, all options granted to a participant will terminate immediately and be forfeited upon the termination of such participant's employment for cause, as specified in the Plan.

     VESTING OF OPTIONS. The Plan provides for each option to become exercisable under the Plan in 25% increments beginning on the first, second, third and fourth anniversaries of the date of grant, subject to immediate 100% vesting upon the occurrence of a change of control as specified in the Plan.

     MAXIMUM AMOUNT OF OPTION GRANTS. The maximum number of shares of common stock that may be issued under the Plan will be 1,000,000 shares. In addition, no participant is entitled to receive options in any calendar year to purchase more than 350,000 shares of common stock, plus any amount of shares that were available within this limit in any prior year for which options were not granted. In order for options to qualify as incentive stock options under the Code, the aggregate fair market value (determined at the time the option is granted) of the shares issuable upon the exercise of options that vest during each calendar year cannot exceed $100,000 per individual. Options awarded as incentive stock options that exceed this limit would not be invalid, but would be recharacterized as nonqualified stock options. See "--Certain Federal Income Tax Matters," below, for a discussion of the federal income tax treatment of incentive and nonqualified stock options.

     AMENDMENT OF THE PLAN. The Board of Directors of the Company may, without further action by the shareholders and without receiving further consideration from the participants, amend the Plan, except that (i) no amendment of the Plan may adversely affect any participant's rights under an option previously granted (unless the participant consents) and (ii) shareholder approval to any amendment must be obtained to the extent required under applicable law or necessary to preserve any federal income tax or other benefit to the Company or the participants.

     ADOPTION OF THE PLAN. The effective date of the Plan is April 19, 2002, the date the Board adopted the Plan. If the shareholders of the Company do not approve the Plan by April 19, 2003, no options granted under the Plan will constitute incentive stock options.

     CERTAIN FEDERAL INCOME TAX MATTERS. Under the Plan, the Committee may grant either incentive stock options under section 422 of the Code or nonqualified stock options which do not qualify for the tax treatment afforded incentive stock options. Neither the grant of an incentive stock option nor the grant of a nonqualified stock option will be treated as compensation to the participant for federal income tax purposes, and neither will result in a deduction for tax purposes for the Company. On exercise of an incentive stock option, the participant will not recognize any compensation income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an incentive stock option may give rise to liability under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the grant or one year of the date of exercise, the participant will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares and the entire gain for the participant will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of the common stock on the date of exercise exceeds the option price will generally be taxable to the participant as compensation income and deductible for tax purposes by the Company.

     RECOMMENDATION. The Board of Directors recommends that the shareholders vote "FOR" this proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                    PROPOSAL NO. 3 -- SELECTION OF AUDITORS

THE PROPOSAL

     The Board of Directors appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 29, 2002. This appointment is being presented to stockholders for ratification. KPMG LLP has audited the Company's financial statements for the past three years.

     Representatives of KPMG LLP will be present at the meeting and will make a statement if they desire to do so, and will respond to appropriate questions that may be asked by stockholders.

AUDIT FEES

     KPMG LLP billed the Company an aggregate of $183,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the year ended December 30, 2001 and for the reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q during the year ended December 30, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP did not bill the Company or any of its affiliates for the year ended December 30, 2001 for professional services rendered in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

ALL OTHER FEES

     KPMG LLP billed the Company an aggregate of $45,500 in fees for other services rendered to the Company and its affiliates for the year ended December 30, 2001. This category consists of fees for audit-related services of $2,500, and other services of $43,000. Audit-related services represent work on registration statements filed with the U.S. Securities and Exchange Commission. Other services represent tax services provided.

RECOMMENDATION

     The Board of Directors recommends that the stockholders vote "FOR" the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                   INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company, including such person's business experience during at least the past
five years and positions held with the Company.   Executive officers are
appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he or she was selected as an officer except as may be hereinafter described.

                    Name                    Age                 Position
                    ----                                        --------
     John C. Fanning......................   70     Chairman of the Board, Chief
                                                    Executive Officer and Director
     Harry V. Maccarrone..................   54     Executive Vice President, Chief
                                                    Financial Officer, Secretary and
                                                    Director
     Robert F. Ende.......................   43     Senior Vice President, Finance
     Linda Annicelli......................   45     Vice President, Administration

     John C. Fanning.   See "Information Concerning Directors and Nominees" for
additional information concerning Mr. Fanning's business experience.

     Harry V. Maccarrone. See "Information Concerning Directors and Nominees" for additional information concerning Mr. Maccarrone's business experience.

     Robert F. Ende has served as the Company's Senior Vice President, Finance since April 2002, having previously served as the Company's Senior Vice President, Finance from 2000 to April 2002, as its Vice President of Financial Services from 1999 to 2000 and as its Vice President and Controller from the time of Uniforce's merger with the Company in 1997 until 1999. Mr. Ende previously served as the Controller of Uniforce from 1994 to 1997. Prior to joining Uniforce, he held various financial executive positions in the service industry from 1983 to 1994. Mr. Ende was associated with Ernst & Young from 1980 to 1983 and is a certified public accountant.

     Linda Annicelli has served as the Company's Vice President, Administration since 1999, having previously served as the Company's General Manager and Director of Corporate Services from 1998 to 1999 and as its General Manager from the time of Uniforce's merger with the Company in 1997 until 1998. Prior thereto, Ms. Annicelli held various marketing and administrative positions with Uniforce, including as General Manager from 1992 to 1997 and as Director of Communications and Administration from 1989 to 1992.

                            EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION AND ARRANGEMENTS

     During 2001, all directors received fees of $2,500 per quarter. In addition to awards made to Messrs. Fanning and Maccarrone for their service as executive officers of the Company, during 2001 each director received options to purchase 10,000 shares of common stock under the Company's Long-Term Stock Investment Plan. Each director is entitled to receive options to purchase 10,000 shares of the Company's common stock upon his or her initial election to the Board and, annually thereafter, upon his or her reelection to the Board, at an exercise price equal to the market price on the date of grant. All of the options awarded to date are for terms of 10 years, subject to earlier termination following the conclusion of a director's service as a director and under certain other circumstances as provided in the Long-Term Stock Investment Plan.

EXECUTIVE OFFICER COMPENSATION

     The following table shows all compensation paid by the Company and its subsidiaries for the fiscal years ended December 30, 2001, and December 31, 2000 and 1999 to (1) the person who has served as the chief executive officer of the Company throughout 2001 (John C. Fanning) and (2) the three other persons who served as executive officers of the Company during 2001 and whose income exceeded $100,000 (collectively, the "Named Executive Officers").

                        SUMMARY COMPENSATION TABLE (1)

                                                       Annual Compensation                   Long Term
                                                       -------------------                   ---------
                                                                                            Compensation
                                                                                            ------------

                                                                                        Securities Underlying
     Name and Position               Year          Salary ($)        Bonus ($)            Options/SAR's (#)
     -----------------               ----          ---------         ---------            -----------------
     John C. Fanning,                2001          389,877 (2)                --              10,000 (3)
     Chairman and Chief              2000          129,034 (2)           188,211             200,000 (4)
     Executive Officer               1999          266,250 (2)                --             200,000 (5)

     Harry V. Maccarrone,            2001          249,524 (2)                --              10,000 (3)
     Executive Vice President,       2000          208,950 (2)            25,000             120,000 (4)
     Chief Financial Officer         1999          183,150 (2)                --             110,000 (6)
     and  Secretary                                                                               --


     Robert F. Ende,                 2001          163,760                    --                  --
     Senior Vice President,          2000          141,539                26,000              25,000 (4)
     Finance                         1999          125,000                    --               5,000 (4)

     Linda Annicelli,                2001          137,608 (2)                --                  --
     Vice President,                 2000          123,019 (2)            28,000              10,000 (4)
     Administration                  1999          110,000 (2)            20,000              10,000 (4)

________________________

(1) Does not include perquisites and other personal benefits, securities or other property, if any, received by any such executive officer which did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus for the year indicated.

(2) Includes compensation which the executive officer elected to defer under a deferred compensation plan.

(3) Represents options to purchase the Company's common stock at an exercise price of $1.50 per share.

(4) Represents options to purchase the Company's common stock at an exercise price of $2.00 per share.

(5) Represents options to purchase the Company's common stock at an exercise price of $5.25 per share.

(6) Represents options to purchase 100,000 shares of the Company's common stock at an exercise price of $5.25 per share and options to purchase 10,000 shares of the Company's common stock at an exercise price of $2.00 per share.

     OPTION AWARDS AND VALUES. In 1993, the Company adopted a Long-Term Stock Investment Plan of the Company (the "1993 Plan") which currently authorizes the grant of options to purchase up to 5,000,000 shares of the Company's common stock to executives, key employees and agents of the Company and its subsidiaries. All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries are eligible to participate in the 1993 Plan.

     The following table shows options awarded to the Named Executive Officers in 2001 and the assumed appreciated value of such options. None of the Named Executive Officers received stock appreciation rights in 2001.

                       OPTION GRANTS IN FISCAL YEAR 2001
                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES OF
                                                                                          STOCK PRICE APPRECIATION FOR OPTION
                                                                                          TERM (1)

                            NUMBER OF      % OF TOTAL
                           SECURITIES     OPTIONS/SARS
                           UNDERLYING      GRANTED TO       EXERCISE OR
                           OPTION/SARS     EMPLOYEES        BASE PRICE      EXPIRATION
                           GRANTED (#)   IN FISCAL YEAR       ($/SH)        DATE                 5% ($)         10% ($)
                           -----------   --------------   ---------------   ----------          ------          ------
John C. Fanning                 10,000         1.6%             1.50         6/12/2011          17,600          39,800
Harry V. Maccarrone             10,000         1.6%             1.50         6/12/2011          17,600          39,800

______________________________________________

(1) The potential realizable value shown is calculated based upon appreciation of the Company's Common Stock issuable under options, calculated over the full term of the options assuming 5% and 10% annual appreciation in the value of the common stock from the date of grant, net of the exercise price of the options.

     The following table shows information concerning the aggregate number and values of options held by the Named Executive Officers as of December 30, 2001. None of the Named Executive Officers holds stock appreciation rights and none of such persons exercised any options in 2001.


                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                    AND FY-END OPTION VALUES (1)
                                                                                     NUMBER OF SECURITIES        VALUE OF
                                                                                          UNDERLYING           UNEXERCISED
                                                                                         UNEXERCISED           IN-THE-MONEY
                                                                                          OPTIONS AT            OPTIONS AT
                                                         SHARES                      FISCAL YEAR END (#)   FISCAL YEAR END ($)
                                                        ACQUIRED        VALUE            EXERCISABLE/          EXERCISABLE/
     NAME                                            OR EXERCISE (#)  REALIZED ($)      UNEXERCISABLE         UNEXERCISABLE
     ----                                            ---------------  ------------  ---------------------  -------------------
     John C. Fanning...............................         -               -           333,333/76,667           0/0 (2)
     Harry V. Maccarrone...........................         -               -           220,000/50,000           0/0 (2)
     Robert Ende...................................         -               -            25,417/ 9,583           0/0 (2)
     Linda Annicelli...............................         -               -            20,417/ 4,583           0/0 (2)

________________________________

(1)  This information is presented as of December 30, 2001.

(2) The exercise prices of these options are less than the closing market price of the Company's Common Stock on December 30, 2001. See the notes to the "Summary Compensation Table" for a description of the terms of the options listed in this table.

     The following table shows additional information concerning options and warrants issued as part of equity compensation plans. The Company had no other equity compensation plans at December 30, 2001 that had not been approved by the stockholders.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                              Number of securities
                                                                                                               remaining available
                                                                                                               for future issuance
                                                                                                                  under equity
                                                                                                               compensation plans
                                        Number of securities to be            Weighted-average exercise       (excluding securities
                                         issued upon exercise of            price of outstanding options,         reflected in
        Plan Category            outstanding options warrants and rights         warrants and rights             first column).
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans                           2,638,912                          $5.65                        1,117,516
approved by security holders (1)

Equity compensation plans not                         824,628                          $2.92                                0
approved by security holders (2)

 Total                                              3,463,540                          $5.00                        1,117,516

___________________________________

(1) Represents options issued to officers, directors and employees under the 1993 Plan.

(2) Includes options to purchase 555,628 shares of the Company's common stock issued to Austin Iodice and Anthony Giglio, former officer's of the Company, as settlement of litigation concerning the continuing validity of options originally granted to them under a plan approved by the stockholders. Although these options were issued outside of the 1993 Plan, the Board has elected to treat them as issued under the 1993 Plan solely for the purpose of determining the shares remaining available for issuance under the 1993 Plan. The balance of these securities are warrants issued as additional compensation to debtholders for extending credit to the Company.

EMPLOYMENT AGREEMENTS

     Effective as of January 1, 1999, the Company entered into an employment agreement with John C. Fanning, Chairman and Chief Executive Officer of the
Company.   The agreement, as in effect in 1999, 2001 and currently, provides for a salary of $385,000 per year, subject to annual increases of the higher of 7% or the percentage increase in the Consumer Price Index, annual incentive compensation equal to 5% of the Company's pre-tax operating income in excess of $2.5 million and less than $3.0 million and 3.5% of the Company's pre-tax operating income in excess of $3.0 million, and participation in the Company's benefit programs. The agreement was amended in March 2000 to provide for a
lower base salary ($100,000) and a higher incentive compensation.   For 2000,
Mr. Fanning was entitled to receive specified percentages of the Company's annual pre-tax operating income ranging from 10% of the income between $2 million and $4 million to 3.5% of the income in excess of $10 million. In January 2001, the agreement was again amended to restore the original 1999 compensation terms and extend the term of the agreement to December 31, 2003.
In September 2001, the agreement was further amended to extend the term until December 31, 2005 and provide for a non-accountable expense allowance of $20,000 annually. In 2001, Mr. Fanning elected to receive cash payments of less than $5,000 in lieu of the Company's payment of medical insurance premiums on his behalf.

     The agreement is terminable by the Company only for "just cause," and imposes customary non-competition and confidentiality restrictions. The agreement provides that, if it is terminated or not extended, other than for just cause, Mr. Fanning will be entitled to a severance payment equal to one year's compensation (with the bonus calculated at the highest rate during the last three years) and reimbursement for health insurance costs for three years. Furthermore, the agreement provides that, if Mr. Fanning resigns within one year following a "change of control," or if the agreement is terminated or not extended within three years following a change of control, other than for just cause, he will be entitled to receive three times the amount of the Company's pension, deferred compensation and like contributions made by the Company on his behalf, if any, and his annual base salary and bonus (calculated at the highest rate during the last three years). In addition, in the event the agreement is terminated or not extended prior to a change of control or within three years after a change of control, other than for just cause, or if Mr. Fanning resigns within one year after a change of control, all unvested stock options shall immediately vest and remain exercisable throughout their original term. Mr. Fanning is also entitled to receive a payment equal to the excise taxes payable by him in respect of any of the termination payments described above plus a "gross up" payment based on projected federal, state and local income taxes payable by him due to his receipt of this additional compensation.

     Effective as of January 1, 1999, the Company entered into an employment agreement with Harry V. Maccarrone, who then served as the Company's Executive Vice President and Secretary of the Company. In July 2000, Mr. Maccarrone was also appointed to the position of Chief Financial Officer. In January 2001, the agreement was amended to increase Mr. Maccarrone's base salary and extend the term of the agreement to December 31, 2003. In September 2001, the agreement was further amended to extend the term until December 31, 2005. The agreement currently provides for a salary of $250,000 per year, subject to annual increases of the higher of 7% or the percentage increase in the Consumer Price Index, and participation in the Company's benefit programs. His agreement is in other respects substantially the same as Mr. Fanning's agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Kenneth J. Daley and Gordon Robinett serve on the Company's Compensation Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals.

PERFORMANCE INFORMATION

     Set forth below in tabular form is a comparison of the total stockholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Dow Jones Total Market Index (a broad equity market index which includes the stock of companies traded on the American Stock Exchange) and the Dow Jones Industrial Sector -- Industrial Services Index (an industry index which includes providers of staffing services).

     No dividends were paid on the Company's Common Stock during the period shown. The return shown is based on the percentage change from December 31, 1996 through December 30, 2001.


                                                                        CUMULATIVE TOTAL RETURN ($)

                                                   1996         1997        1998        1999         2000        2001
COMFORCE CORPORATION                              100.00        56.14       37.72       20.18        12.28        8.42
DOW JONES TOTAL MARKET                            100.00       131.81      164.63      202.04       183.31      161.46
DOW JONES INDUSTRIAL SERVICES                     100.00       111.83      127.68      165.48       105.97      107.38

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company's stockholders. The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits, exclusive of stock options and stock appreciation rights.

     The Company's Stock Option Committee administers the Stock Option Plan under which awards of incentive stock options, non-qualified stock options and stock appreciation rights may be made to key management personnel and thereby provide additional incentives for such persons to devote themselves to the maximum extent practicable to the business of the Company. The Stock Option Plan is also intended to aid in attracting persons of outstanding ability to enter and remain in the employ of the Company. During 2001, grants were awarded to specific key managers based on the salary ranges applicable to such officers and employees at the time of the award and various subjective factors such as the executive's responsibilities, individual performance and anticipated contribution to the Company's performance. Kenneth Daley and Gordon Robinett currently serve on the Stock Option Committee.

COMPENSATION OF EXECUTIVE OFFICERS

     Salary determinations for executive officers are based upon various subjective factors such as the executive's responsibilities, position, qualifications, individual performance and experience. The Company did not utilize quantitative measures of Company or individual performance for purposes of fixing the salaries or bonuses of its executives except as described below under "--Compensation of Chief Executive Officer."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     John C. Fanning was appointed as the Company's Chief Executive Officer in October 1998. In determining the appropriate compensation for Mr. Fanning, the Compensation Committee engaged PricewaterhouseCoopers LLP to undertake an analysis of the salaries and incentive compensation paid to the chief executive officers of 15 other public staffing companies with annual revenues of from $142 million to $7.2 billion. To ensure comparability, the report size-adjusted the compensation data from these companies through regression analysis and reported competitive practices at the 50th and 75th percentile pay levels. In considering Mr. Fanning's compensation and the terms of his employment agreement with the Company, the Committee considered this report and considered the size and earnings history of the Company as compared to the companies listed in the report. The Committee also considered various subjective factors such as Mr. Fanning's responsibilities, position, qualifications and experience. The Committee approved Mr. Fanning's employment agreement in January 1999.

     The Committee subsequently approved a restructuring of Mr. Fanning's compensation to lower his base salary and create greater performance incentives, and the Company and Mr. Fanning entered into an amendment to his employment agreement to reflect these terms in March 2000. In the fourth quarter of 2000, the Committee again reviewed Mr. Fanning's compensation and concluded that the revised terms did not fairly compensate him in challenging market conditions. Accordingly, the Committee recommended that the Company enter into an amendment to his employment agreement to restore the original compensation terms. This amendment was executed in January 2001. See "Executive Compensation--Employment Agreements." The decisions of the Compensation Committee to approve the restructured term, to subsequently restore the original terms, to twice extend the term of the agreement and to provide for a non-accountable expense allowance were based in each instance upon various subjective factors, including Mr. Fanning's qualifications and years of experience and the perceived benefits to the Company's shareholders of performance incentives. In no instance did the Committee undertake a new survey or analysis of the compensation paid to chief executives by other similarly situated companies.

DEDUCTIBILITY OF COMPENSATION

     Under Section 162(m) of the Code, the Internal Revenue Service will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds $1 million, subject to an exception for compensation that meets certain "performance-based" requirements. The Company has taken actions designed to increase its opportunity to deduct all compensation paid to highly compensated officers for federal income tax purposes. However, no assurance can be given that such actions will ensure the deductibility for federal income tax purposes of all executive compensation paid by the Company. Furthermore, neither the Board nor the Compensation Committee subscribes to the view that any executive's compensation should be limited to the amount deductible if such executive deserves compensation in excess of $1 million and it is not reasonably practicable to compensate him or her in a manner such that the compensation payable is fully deductible by the Company.

                                         Compensation Committee:

                                         Kenneth J. Daley
                                         Gordon Robinett

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board of Directors in accordance with rules of the American Stock Exchange. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 30, 2001 filed with the Securities and Exchange Commission.

     The Audit Committee also considered whether the provision of non-audit services is compatible with maintaining the principal auditors' independence.

                                         Audit Committee:

                                         Kenneth J. Daley
                                         Daniel Raynor
                                         Gordon Robinett

                            PRINCIPAL STOCKHOLDERS

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares and percentage of Common Stock known to the Company (based upon representations made to it or public filings with the Securities and Exchange Commission) to be beneficially owned as of April 30, 2002 by (i) each person who beneficially owns more than 5% of the shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated. Unless otherwise indicated below, the business address for each person shown is 415 Crossways Park Drive, P.O. Box 9006, Woodbury, NY 11797. There were 16,659,271 shares of Common Stock issued and outstanding as of April 30, 2002.



          NAME AND ADDRESS OF BENEFICIAL OWNER                         NUMBER(1)       PERCENTAGE(1)
          ------------------------------------                         ---------       -------------

          MANAGEMENT:
          John C. Fanning (2)...................................        5,462,379         32.0%
          Harry V. Maccarrone, individually (3).................          280,552          1.7%
          Harry V. Maccarrone, as trustee of the John C.
              Fanning Irrevocable Trust (3).....................        5,028,179         30.2%
          Rosemary Maniscalco (4)...............................           25,000            *
          Daniel Raynor (5).....................................           40,000            *
          Gordon Robinett (6)...................................           41,043            *
          Kenneth J. Daley (7)..................................           30,000            *
          Robert Ende (8).......................................           38,422            *
          Linda Annicelli (9)...................................           27,031            *
          Directors and officers as a group (10)................        5,944,427         33.9%

          OTHER SIGNIFICANT STOCKHOLDERS:

          ARTRA GROUP Incorporated (11).........................        1,525,500          9.2%
             500 Central Avenue
             Northfield, Illinois 60093
          Alberta, Canada.......................................        1,400,000          8.4%
             Alberta Treasury, Room 530
             Terrace Building
             9515 107th Street
             Edmonton, Alberta  T5K 2C3

_________________________
*    Less than 1%

(1) For purposes of this table, shares are considered "beneficially owned" if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as "currently exercisable."

(2) The shares beneficially owned by Mr. Fanning, the Chairman and Chief Executive Officer of the Company, are (i) 24,200 shares currently held of record by him, (ii) 3,606,564 shares owned by the John C. Fanning Irrevocable Trust, of which Mr. Fanning is the beneficiary, (iii) 1,421,615 shares held by a limited partnership of which the John C. Fanning Irrevocable Trust is the general partner, (iv) 200,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $5.25 per share, (v) 200,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $2.00 per share, and (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share. Mr. Fanning disclaims beneficial ownership of shares owned by the limited partnership in excess of his proportionate interest in the limited partnership. Harry V. Maccarrone holds sole voting power with respect to the shares held by the limited partnership and the John C. Fanning Irrevocable Trust.

(3) The shares beneficially owned by Mr. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary of the Company, are (i) 10,552 shares currently held of record by him, (ii) 30,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $7.00 per share, (iii) 100,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $5.25 per share, (iv) 130,000 shares issuable upon exercise of three currently exercisable options at an exercise price of $2.00 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (vi) 3,606,564 shares owned by the John C. Fanning Irrevocable Trust, of which Mr. Maccarrone is the trustee, and (vii) 1,421,615 shares held by a limited partnership of which the John C. Fanning Irrevocable Trust is the general partner. Harry V. Maccarrone holds sole voting power with respect to the shares held by the limited partnership and the John C. Fanning Irrevocable Trust.

(4) The shares beneficially owned by Ms. Maniscalco, the Vice Chairman and a Director of the Company are (i) 15,000 shares currently held of record by her, and (ii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.50 per share.

(5)  The shares beneficially owned by Mr. Raynor, a Director of the Company, are
     (i) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $4.94 per share, (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.75 per share and (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share.

(6) The shares beneficially owned by Mr. Robinett, a Director of the Company, are (i) 1,043 shares owned of record, (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $4.94 per share, (iii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.75 per share, and (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share.

(7)  The shares beneficially owned by Mr. Daley, a Director of the Company, are
     (i) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (ii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.75 per share, and (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share.

(8) The shares beneficially owned by Mr. Ende, Senior Vice President, Finance of the Company, are (i) 3,422 shares owned of record by him, (ii) 5,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $10.00 per share, and (iii) 30,000 shares issuable to him upon the exercise of currently exercisable options at an exercise price of $2.00 per share.

(9) The shares beneficially owned by Ms. Annicelli, the Vice President, Administration of the Company, are (i) 2,031 shares owned of record by her,
     (ii) 5,000 shares issuable to her upon exercise of a currently exercisable option at an exercise price of $10.00 per share, and (iii) 20,000 shares issuable to her upon the exercise of currently exercisable options at an exercise price of $2.00 per share.

(10) The shares shown to be beneficially owned by the directors and officers as a group include shares held of record by them or an affiliate and shares issuable upon the exercise of options.

(11) ARTRA Group Incorporated, a Delaware corporation, presently owns all of such shares of record directly or through a wholly-owned subsidiary, Fill-Mor Holding, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company's Common Stock were complied with in 2001, except that the Named Executives and the current directors of the Company (except for Rosemary Maniscalco) each failed to timely file the Form 5 that became due in February 2001 to report stock options awarded in 2000. In each instance, these option awards have previously been reported in the Company's disclosures and Form 5s reporting these awards have since been filed with the SEC.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 2001, the Company completed the exchange of $18.0 million principal amount of its 15% Senior Secured PIK Debentures due 2009 (the "PIK Debentures") for its 8% Subordinated Convertible Note due December 2, 2009 (the "Convertible Note") in the principal amount of $8.0 million, plus $1.0 million in cash. Fanning CPD Assets, LP, a limited partnership in which John C. Fanning, the Company's Chairman and Chief Executive Officer, holds the principal economic interest, was the holder of the $18.0 million PIK Debentures that were exchanged for the Convertible Note and cash. Rosemary Maniscalco, the Vice Chairman of the Company, is the general partner of this limited partnership. By virtue of this position, she is the beneficial owner of the Convertible Note. Prior to the exchange, Ms. Maniscalco on behalf of this limited partnership, the record holder of a majority in principal amount of the PIK Debentures, consented to the elimination of certain of the covenants in the indenture governing the PIK Debentures.

     The purpose of this transaction was to improve the Company's balance sheet through the exchange of higher interest rate debt (15% per annum) for lower interest rate debt (8% per annum) and elimination of $10.0 million of debt. No other holder of PIK Debentures accepted the Company's offer of exchange and repurchase on these terms. The Company obtained the opinion of an independent investment banking firm that this transaction was fair to the Company from a financial point of view.

     Ms. Maniscalco, through a company owned by her, provides consulting services to the Company at the rate of $1,000 per day, plus expenses. During 2001, the Company paid $86,250 for such consulting services.

     See "Executive Compensation--Employment Agreements" for a description of the employment agreements entered into between the Company and each of John C. Fanning, the Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, the Executive Vice President of the Company.

                            STOCKHOLDERS' PROPOSALS

     To be considered for inclusion in the Company's Proxy Statement for next year's annual meeting of stockholders, stockholder proposals must be sent to the Company, directed to the attention of Linda Annicelli, Vice President, Administration, at COMFORCE Corporation, 415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York 11797, for receipt not later than January 13, 2003.

                           GENERAL AND OTHER MATTERS

     Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

                         By Order of the Board of Directors

                         Harry V. Maccarrone
                         Secretary

Woodbury, New York
May 6, 2002

                                                                         ANNEX A

                  COMFORCE CORPORATION 2002 STOCK OPTION PLAN

                                   ARTICLE 1

                                    GENERAL

1.01  PLAN NAME.

     This Plan shall be known as the COMFORCE Corporation 2002 Stock Option Plan (the "Plan").

1.02 EFFECTIVE DATE.

     The Effective date of the Plan shall be April 19, 2002; provided, however, that if the shareholders of COMFORCE Corporation do not approve the Plan by April 19, 2003, no Options (as defined in section 1.03) granted under the Plan shall constitute Incentive Stock Options (as defined in clause (i) of paragraph 1.04(c)(2)).

1.03 PURPOSE.

     The Plan authorizes COMFORCE Corporation (together with its subsidiaries, the "Company") to award options ("Options") to purchase Common Stock of the Company ("Common Stock"). The purposes of this Plan are to provide a means whereby the Company may: closely associate the interests of directors, officers, key employees, consultants and agents of the Company with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains; provide Plan participants with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to attract, retain and motivate Plan participants.

1.04 ADMINISTRATION.

     (a) STOCK OPTION COMMITTEE. Except as further provided in this paragraph 1.04(a), the Plan shall be administered by a Stock Option Committee ("Committee") consisting of either the full Board of Directors of the Company (the "Board of Directors") or a committee of at least two members of the Board of Directors who shall be appointed by, and serve at the pleasure of, the Board of Directors. If the Committee is composed of less than the full Board of Directors, then, unless the Board of Directors authorizes and directs otherwise, the composition of the Committee shall be controlled by the following provisions of this paragraph 1.04(a).

          (1) Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3, as that Rule may be amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when the Committee is acting to grant Options to those employees who are also directors or officers. Those actions which require a Committee of non-employee directors include:

               (i) selecting the directors or officers to whom Options may be granted;

               (ii) determining the timing, price, number or other terms and conditions of, or shares subject to, each Option made to an employee who is also a director or officer; and

               (iii) interpreting the Plan or Option agreements with regard to Options granted to a director or officer.

          An officer or director who also has an employment status described in clause (i), (ii) or (iii) of paragraph 1.04(a)(2), shall also be limited to a maximum number of Options under the Plan as provided under paragraph 1.04(a)(3).

          (2) Each member of the Committee must be an "outside director" within the meaning of Treasury Regulation Sect. 1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Internal Revenue Code of 1986, as amended (the "Code"), when the Committee is acting to grant Options to an individual who has the following employment status with the Company:

               (i) the chief executive officer of the Company or an individual acting in that capacity;

               (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or

               (iii) an individual reasonably deemed likely, in the judgment of the Board of Directors or the Committee, to become an employee described in clause (i) or (ii) of this paragraph 1.04(a)(2) within the exercise period of any contemplated option.

          Those actions which require a Committee of outside directors include the same actions as is described in paragraph 1.04(a)(1) except that the employment relationships described in clauses (i), (ii) and (iii) of this paragraph 1.04(a)(2) shall be substituted for the references to director or officer. In addition, the provisions of paragraph 1.04(a)(3) shall apply.

          If an individual who is being considered for a grant of Options is an officer or director and also has an employment status described in clause (i),
(ii) or (iii) of this paragraph 1.04(a)(2), the members of the Committee shall consist of whichever of the following director categories is the more restrictive, non-employee directors as defined in paragraph 1.04(a)(1), or of outside directors as defined in this paragraph 1.04(a)(2).

          (3) In addition to any other limitation, the Committee shall not award to any employee described in clause (i), (ii) or (iii) of paragraph 1.04(a)(2) Options for more than an aggregate of 350,000 shares of Common Stock under this Plan. Further, the number of shares of Common Stock under any Options awarded to such an employee which are thereafter canceled shall continue to count against the maximum number of shares of Common Stock which may be awarded to that employee. In addition, any shares of Common Stock under an Option of such an employee which are later repriced shall be deemed to be the cancellation of the original Option for shares of Common Stock and the grant of a new Option for additional shares of Common Stock for purposes of determining the number of shares of Common Stock awarded to that employee.

     (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present, or which is authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person and the member participating by telephone or similar communications equipment can hear each other.

     (c) AUTHORITY OF THE COMMITTEE. The Committee shall have the power: (1) to determine and designate in its sole and absolute discretion from time to time those employees of the Company and nonemployees who are eligible to participate in the Plan and to whom Options are to be granted pursuant to section 1.05; provided, however, no Option shall be granted after April 19, 2012, the tenth anniversary of the original adoption date of the Plan, as provided by section 1.08; (2) to authorize the granting of (i) Options provided by Article 3 which qualify as Incentive Stock Options within the meaning of Code Section 422 (each an "Incentive Stock Option"), provided that only employees of the Company may be granted Incentive Stock Options, and (ii) Options provided by Article 2 which do not qualify under Code Section 422 (each a "Nonqualified Stock Option"); (3) to determine the number of shares awarded with each Option, subject to limitations provided under sections 1.07 and 3.05 and paragraph 1.04(a)(3); (4) to determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period, subject to limits provided under sections 2.04 and 3.04; and (5) to impose limitations, restrictions and conditions upon any Option as the Committee shall deem appropriate. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Committee may, in its discretion, treat all or any portion of any period during which a Plan participant is on military or an approved leave of absence from the Company as a period of employment of the Plan participant by the Company, as the case may be, for the purpose of accrual of rights under an Option. An interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

     (d) INDEMNIFICATION OF COMMITTEE. In addition to other rights that they may have as members of the Board of Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding a Committee member shall in writing offer to the Company the opportunity to handle and defend the same, at the Company's own expense.

1.05. ELIGIBILITY FOR PARTICIPATION.

     The Committee may select participants in the Plan from officers, directors, employees, consultants and agents who, in the opinion of the Committee, have the capability of making a substantial contribution to the success of the Company. Committee members are eligible for participation. In making this selection and in determining the form and the number of shares awarded with an Option, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.06. TYPES OF AWARDS UNDER PLAN.

     Awards under the Plan may be in the form of any one or more of the following:

          (i)     Nonqualified Stock Options, as described in Article 2; or

          (ii)    Incentive Stock Options, as described in Article 3.

1.07. AGGREGATE LIMITATION ON AWARDS.

     Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock. The maximum number of shares of Common Stock for which Options may be issued under the Plan shall be 1,000,000 shares, subject to adjustment as provided herein. If any Option granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter be granted under the Plan covering those shares, subject to the limitations imposed under paragraph 1.04(a)(3).

1.08. TERM OF PLAN.

     No Options shall be granted under the Plan after April 19, 2012; provided, however, that the Plan and all Options under the Plan granted prior to that date shall remain in effect until the Options have been satisfied or terminated in accordance with the Plan and the terms of the Options.

                                   ARTICLE 2

                          NONQUALIFIED STOCK OPTIONS

2.01. AWARD OF NONQUALIFIED STOCK OPTIONS.

     The Committee may from time to time, and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Options to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02. NONQUALIFIED STOCK OPTION AGREEMENTS.

     The grant of a Nonqualified Stock Option shall be evidenced by a written Nonqualified Stock Option agreement, executed by the Company and the holder of a Nonqualified Stock Option, stating the number of shares of Common Stock subject to the Nonqualified Stock Option evidenced thereby, and in the form as the Committee may from time to time determine.

2.03. NONQUALIFIED STOCK OPTION PRICE.

     Except as otherwise provided herein in the case of an exchange, the option price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted. As used in this Plan, the "fair market value of a share of Common Stock on the date the Option is granted" shall mean (i) if shares of Common Stock are listed or admitted to trading on any securities exchange or the Nasdaq Stock Market, the closing price, regular way, on the last preceding full business day during which such shares have been sold on or through such exchange or quotation system, or if no sale has taken place within 10 days prior to the date the determination of fair market value is made, the average of the closing bid and asked prices on the last business day ended prior to (and within 10 days of) the date the determination of fair market value is made; (ii) if shares of Common Stock are publicly traded but are not then listed or admitted to trading on any securities exchange or the Nasdaq Stock Market, the average of the closing bid and the asked prices for the shares on the last business day ended prior to (and within 10 days of) the date the determination of fair market value is made, as reported by a reputable quotation source; or (iii) in any other instance, the value of the Common Stock as determined in good faith by the Board of Directors and certified in a board resolution. Notwithstanding the foregoing, if a Nonqualified Stock Option is granted under this Plan in exchange for a stock option granted outside this Plan, the per share exercise price of the Nonqualified Stock Option issued under this Plan may, at the election of the Committee, be the same price as that of the stock option granted outside this Plan which is being exchanged.

2.04. TERM AND EXERCISE.

     Each Nonqualified Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Nonqualified Stock Option agreement. Unless the Committee determines otherwise as provided in a Nonqualified Stock Option agreement, Nonqualified Stock Options shall vest in 25 percent increments, with the first 25 percent increment being exercisable on or after the first anniversary of the date of the grant and an additional remaining 25 percent increment being exercisable on or after each subsequent anniversary date so that 100% vesting will have occurred on the fourth anniversary of the date of grant; provided that if the participant at the date of grant is an employee of the Company, the employee continues to be employed by the Company on each of those dates. Unless the Committee determines otherwise as provided in a Nonqualified Stock Option agreement, as to a participant who is an employee on the date of grant, vesting terminates once the participant is no longer an employee. Each Nonqualified Stock Option shall be for a term of 10 years, subject to earlier termination as provided in section 2.07, 2.08, 2.09 or 2.10, unless the Nonqualified Stock Option agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of Section 2.07, 2.08, 2.09 or 2.10 shall not apply to cause the Nonqualified Stock Option to earlier terminate. A Nonqualified Stock Option shall not be exercisable after the expiration of its term.

2.05. MANNER OF PAYMENT.

     Except as may otherwise be permitted under the Option agreement, upon the exercise in respect of any shares of Common Stock subject thereto, the participant shall pay to the Company, in full, the option price for the shares in cash or with shares of Common Stock which have been held by the participant for at least six months or, if the Common Stock is then publicly traded, through either the surrender of immediately exercisable options having a value at the time of exercise equal to the aggregate exercise price of the Options to be exercised or another appropriate method of cashless exercise, as may be determined by the Committee.

2.06. CERTIFICATES.

     As soon as practicable after receipt of payment for shares of Common Stock purchased upon the exercise of a Nonqualified Stock Option, the Company shall deliver a certificate or certificates for those shares of Common Stock to the participant. The participant shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.07. DEATH OF PARTICIPANT.

     (a) Unless modified pursuant to Section 2.04, upon the death of the participant, any rights to the extent exercisable on the date of death may be exercised by the participant's estate, or by a person who acquires the right to exercise the Nonqualified Stock Option by bequest or inheritance or by reason of the death of the participant, provided that the exercise occurs within both the remaining effective term of the Nonqualified Stock Option and one year after the participant's death.

     (b) If the participant is an employee, the provisions of this Section shall apply notwithstanding the fact that the participant's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.08. RETIREMENT OR DISABILITY.

     Unless modified pursuant to Section 2.04, if a participant is an employee, upon termination of the participant's employment by reason of retirement or permanent disability (as each is determined by the Committee), the participant may, within 36 months from the date of termination, exercise any Nonqualified Stock Options to the extent the Options are exercisable during that 36-month period.

2.09 FORFEITURE FOR CAUSE.

     Unless provided otherwise in the Option agreement or any employment or consulting agreement, which terms shall be controlling over the terms of this
Section 2.09, all Options granted to a participant shall terminate immediately and be forfeited upon the termination of such participant's employment or engagement for "cause." A termination shall be for "cause" if it is by reason of any of the following: (A) the participant's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing harm to the Company (whether or not for personal gain) or involving acts of moral turpitude, (B) the participant's repeated intoxication by alcohol or drugs during the performance of his or her duties or violation of the Company's or the participant's substance abuse policy, (C) malfeasance in the conduct of the participant's duties involving misuse or diversion of the Company's funds, embezzlement or willful and material misrepresentations or concealments on any written reports submitted to the Company, (D) repeated material failure by the participant to perform the duties of his or her employment or engagement, (E) material failure by the participant to follow or comply with the reasonable and lawful directives of the Board of Directors of the Company or the participant's immediate supervisor, or (F) a material breach by the participant of any written agreement between the participant and the Company, including without limitation the terms of any non-competition, non-solicitation or non-disclosure agreement, whether in the Option agreement or in any other agreement. The Option agreement under which options are awarded to any employee or consultant of the Company or any employment agreement or agreement for services entered into with any consultant may provide for termination of the Option immediately for any reason whatsoever, including for any cause specified. To the extent that any definition of "cause" (or terms or provisions of like import) in any agreement governing participant's employment with or engagement by the Company establishes grounds for termination of participant's employment or engagement, the term "cause" as used in any such agreement shall govern. The Option agreement may also expressly provide that any definition of "cause" used therein shall control over the provisions hereof. A participant may be released from the forfeiture provisions of this section if the Committee determines in its sole discretion that such action is in the best interests of the Company.

2.10. TERMINATION FOR OTHER REASONS.

     Unless modified pursuant to Section 2.04, if the participant is an employee, except as provided in sections 2.07, 2.08 and 2.09, the employee's Nonqualified Stock Options shall terminate three months after the termination of the participant's employment.

                                   ARTICLE 3

                            INCENTIVE STOCK OPTIONS

3.01. AWARD OF INCENTIVE STOCK OPTIONS.

     The Committee may, from time to time and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan who is an employee of the Company one or more "incentive stock options" (intended to qualify under the provisions of Code
Section 422) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its parent or subsidiaries unless the option price per share complies with the requirements set forth in section 3.03.

3.02. INCENTIVE STOCK OPTION AGREEMENTS.

     The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in the form as the Committee may from time to time determine.

3.03. INCENTIVE STOCK OPTION PRICE.

     The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted, unless the option has been granted to an owner, determined with attribution, of 10% or more of the total combined voting power of the Company or any parent or any subsidiary of the Company. In that case, the option price shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04. TERM AND EXERCISE.

     Each Incentive Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Incentive Stock Option Agreement. Unless the Committee determines otherwise as provided in an Incentive Stock Option Agreement, Incentive Stock Options shall vest in 25 percent increments, with the first 25 percent increment being exercisable on or after the first anniversary of the date of the grant and an additional remaining 25 percent increment being exercisable on or after each subsequent anniversary date so that 100% vesting will have occurred on the fourth anniversary of the date of grant; provided that the employee continues to be employed by the Company on each of those dates. Unless the Committee determines otherwise as provided in an Incentive Stock Option Agreement, vesting terminates once the participant is no longer an employee. Each Incentive Stock Option shall be for a term of 10 years (5 years in the case of an award to an owner, determined with attribution, of 10% or more of the total combined voting power of the Company or any parent or any subsidiary of the Company), subject to earlier termination as provided in section 3.06, 3.07 or 3.08, unless the Incentive Stock Option Agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of section 3.06, 3.07 or
3.08 shall not apply to cause the Incentive Stock Option to earlier terminate, so long as the modifications shall not cause the Incentive Stock Option granted thereby to cease to qualify as an "incentive stock option" under Code Section
422. An Incentive Stock Option shall not be exercisable after the expiration of its term.

3.05. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT.

     The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to all Incentive Stock Options granted to a participant which are exercisable for the first time by the participant in any calendar year shall not exceed $100,000.

3.06. DEATH OF PARTICIPANT.

     (a) Unless modified pursuant to Section 3.04, upon the death of the participant, any Incentive Stock Option exercisable on the date of death may be exercised by the participant's estate or by a person who acquires the right to exercise the Incentive Stock Option by bequest or inheritance or by reason of the death of the participant, provided that the exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the participant's death.

     (b) The provisions of this Section shall apply notwithstanding the fact that the participant's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

3.07. RETIREMENT OR DISABILITY.

     Unless modified pursuant to Section 3.04, upon the termination of the participant's employment by reason of permanent disability or retirement (as each is determined by the Committee), the participant may, within 36 months from the date of termination of employment, exercise any Incentive Stock Options to the extent the Incentive Stock Options were exercisable at the date of termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Code Section 422 upon the exercise of an Incentive Stock Option will not be available to a participant who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

3.08. FORFEITURE FOR CAUSE.

     Unless provided otherwise in the Option agreement or any employment or consulting agreement, which terms shall be controlling over the terms of this
Section 3.08, all Options granted to a participant shall terminate immediately and be forfeited upon the termination of such participant's employment or engagement for "cause." A termination shall be for "cause" if it is by reason of any of the following: (A) the participant's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing harm to the Company (whether or not for personal gain) or involving acts of moral turpitude, (B) the participant's repeated intoxication by alcohol or drugs during the performance of his or her duties or violation of the Company's or the participant's substance abuse policy, (C) malfeasance in the conduct of the participant's duties involving misuse or diversion of the Company's funds, embezzlement or willful and material misrepresentations or concealments on any written reports submitted to the Company, (D) repeated material failure by the participant to perform the duties of his or her employment or engagement, (E) material failure by the participant to follow or comply with the reasonable and lawful directives of the Board of Directors of the Company or the participant's immediate supervisor, or (F) a material breach by the participant of any written agreement between the participant and the Company, including without limitation the terms of any non-competition, non-solicitation or non-disclosure agreement, whether in the Option agreement or in any other agreement. The Option agreement under which options are awarded to any employee or consultant of the Company or any employment agreement or agreement for services entered into with any consultant may provide for termination of the Option immediately for any reason whatsoever, including for any cause specified. To the extent that any definition of "cause" (or terms or provisions of like import) in any agreement governing participant's employment with or engagement by the Company establishes grounds for termination of participant's employment or engagement, the term "cause" as used in any such agreement shall govern. The Option agreement may also expressly provide that any definition of "cause" used therein shall control over the provisions hereof. A participant may be released from the forfeiture provisions of this section if the Committee determines in its sole discretion that such action is in the best interests of the Company.

3.09. TERMINATION FOR OTHER REASONS.

     Unless modified pursuant to Section 3.04, except as provided in sections 3.06, 3.07 and 3.08, all Incentive Stock Options shall terminate three months after the termination of the participant's employment.

3.10. APPLICABILITY OF NONQUALIFIED STOCK OPTIONS SECTIONS.

     Sections 2.05 and 2.06 hereof shall apply equally to Incentive Stock Options. Those sections are incorporated by reference in this Article 3, but substituting Incentive Stock Option for Nonqualified Stock Option, as though fully set forth herein.

                                   ARTICLE 4

                              LOCK-UP PROVISIONS

4.01. LOCK-UP PERIOD.

          If the Company may elect to distribute its shares in any initial or follow-on underwritten public offerings, the underwriter may require as a condition of any such offering that certain of the then existing securityholders of the Company agree to a lock-up of the shares of the Company's Common Stock held by them or issuable to them upon the exercise of Options for a period commencing with the filing of a registration statement with the Securities and Exchange Commission and continuing for up to 270 days after the effective date thereof (the "Lock-up Period").

4.02. RESTRICTIONS ON DISPOSITION.

          It is a condition to the issuance of Options hereunder that, except to the extent permitted herein or otherwise by the Company, no participant in the Plan will be permitted during the Lock-up Period to sell or otherwise dispose of any shares of Common Stock issued or issuable to such participant upon the exercise of an Option. Without limiting the foregoing, no participant shall be permitted during the Lock-up Period from (i) offering, pledging, announcing the intention to sell, selling, issuing, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, any shares, or (ii) entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, this Section
4.02 shall not prohibit any transfer or other disposition by a participant involving (i) a transfer or disposition of shares on his or her death to the participant's estate, executor, administrator or personal representative or to the participant's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution or (ii) a transfer or disposition of shares as a bona fide gift, provided that, in either such event, the transferee, pledgee or other person receiving such shares shall be subject to all of the restrictions set forth in this Article 4 and, if required by the Company, shall agree in writing to be bound by such provisions.

4.03. RESTRICTIVE LEGEND.

     In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the Company's securities are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of the terms of this Section 4.01. The Company may place an appropriate restrictive legend and a stop transfer order restricting a transfer of any shares that would violate the terms of this
Article 4.

                                   ARTICLE 5

                          EXTRAORDINARY TRANSACTIONS

5.01. CERTAIN EXTRAORDINARY TRANSACTIONS.

     If the Company is merged into or consolidated with another company under circumstances where the Company is not the surviving company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another company while unexercised Options remain outstanding under the Plan, the Board may make any provision as it deems appropriate in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options, stock appreciation rights or stock awards covering the stock of the successor Company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, or may make such awards to the holders as it deems appropriate based on such factors as the exercise price of such Option, the kind and value of the consideration to be received by the Company in any such merger, consolidation, liquidation, or sale and like factors. Any such determination made by the Board or Committee shall be final, binding and conclusive.


5.02.  RIGHTS OF THE COMPANY.

     The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                   ARTICLE 6

                                 MISCELLANEOUS

6.01. GENERAL RESTRICTION.

     Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of shares of Common Stock thereunder, the Option may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.


6.02. NON-ASSIGNABILITY.

     Unless the Committee determines otherwise as provided in a Nonqualified or Incentive Stock Option Agreement, no Option under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. If not determined otherwise by the Committee, during the life of the recipient, the Option shall be exercisable only by that person or by that person's guardian or legal representative.


6.03. WITHHOLDING TAXES.

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit an amount sufficient to satisfy any federal, state and/or local withholding tax requirements to the Company prior to the delivery of any certificate or certificates for the shares. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

6.04. RIGHT TO TERMINATE EMPLOYMENT.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the participant.

6.05. NON-UNIFORM DETERMINATIONS.

     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, number of shares awarded with, and timing of Options, the terms and provisions of Options and the agreements evidencing Options) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not the persons are similarly situated.

6.06. RIGHTS AS A SHAREHOLDER.

     The recipient of any Option under the Plan shall not have the right to vote or any other rights as a shareholder unless and until certificates for shares of Common Stock are issued to that person. Nothing herein shall entitle the participant to require the Company to register with the Securities and Exchange Commission any shares of Common Stock issued or issuable to the participant.

6.07. LEAVES OF ABSENCE.

     The Committee shall be entitled to make rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any leave of absence on Options under the Plan previously made to any recipient who takes a leave of absence.

6.08. ADJUSTMENTS.

     In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options previously granted under the Plan, the option price of Options previously granted under the Plan and any and all other matters deemed appropriate by the Committee.

6.09. AMENDMENT OF THE PLAN.

     The Board of Directors of the Company may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan, except that (i) no such modification of any Option or amendment of the Plan shall affect any participant's rights under an Option previously granted unless the participant consents thereto and (ii) shareholder approval to any amendment of the Plan shall be obtained to the extent required under applicable law or necessary to preserve any federal income tax or other benefit to the Company or the participants.

                                     PROXY

                             COMFORCE CORPORATION
                  Solicited by The Board of Directors for the
                      2002 Annual Meeting of Stockholders

                    415 Crossways Park Drive, P.O. Box 9006
                           Woodbury, New York 11797

      The undersigned hereby appoints John C. Fanning and Harry V. Maccarrone as Proxies, each with the power to appoint his substitute, to vote all of the shares of Common Stock of COMFORCE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on the record date, April 30, 2002, at the 2002 Annual Meeting of Stockholders to be held on June 13, 2002, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

      Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. Holders of Common Stock will be entitled to one vote for each share then held. Each stockholder may vote in person or by proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

      The votes represented by this proxy will be voted as marked by you. However, if you properly execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Any proxy that is not properly executed shall be ineffective. Please mark each box with an "x".


      (Continued, and to be marked, dated and signed, on the other side)

      The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an "x".

         The Board of Directors Recommends a Vote "For" all proposals.


1.  Election of Directors: John C. Fanning, Harry V.
    Maccarrone, Kenneth J. Daley, Rosemary Maniscalco,
    Daniel Raynor and    Gordon Robinett.

    FOR     Withheld for        Withheld for the
               all              following (write the
                                Nominee's name in
                                the space below).

    [_]      [_]                ________________

2.  Approve the COMFORCE Corporation 2002 Stock Option
    Plan

    FOR                    Against            Abstain

    [_]                      [_]                [_]

3. Ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 29, 2002.

    FOR                    Against            Abstain         When shares are held as joint tenants, both should
                                                              sign. When signing as attorney, executor,
    [_]                      [_]                [_]           administrator, trustee or guardian, please give full
                                                              title as such. If a corporation, please sign in full
                                                              corporate name by President or other authorized
                                                              officer. If a partnership, please sign in the
                                                              partnership name by authorized person.

                                                              Dated:

                                                              _______________________________
                                                              Signature

                                                              _________________________________
                                                              Signature if held jointly

                                                              _________________________________

                                                              PLEASE SIGN, DATE AND RETURN THE
                                                              PROXY CARD PROMPTLY USING THE
                                                              ENCLOSED ENVELOPE.